UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 15, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts         02199

(Address of Principal Executive Offices)                         (Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Digitas Inc. (Nasdaq: DTAS) announced on October 15, 2004 that effective as of that date, Digitas completed its acquisition of Modem Media, Inc. (Nasdaq: MMPT) pursuant to an Agreement and Plan of Merger, dated as of July 15, 2004 (the “Agreement”), by and among Digitas Inc. (“Digitas”), a Delaware corporation, Digitas Acquisition Corp. (“DAC”), a Delaware corporation and a wholly-owned subsidiary of Digitas, and Modem Media, Inc. (“Modem Media”) a Delaware corporation, under the terms of which DAC was merged with and into Modem Media (the “Merger”) effective on October 15, 2004, with Modem Media as the surviving entity.

Commencing with the open of the market on Monday, October 18, 2004, the combined company’s shares will be listed on the Nasdaq National Market under the symbol “DTAS”.

As a result of the merger, each share of common stock of Modem Media was automatically converted into the right to receive 0.70 of a share of common stock of Digitas, plus cash in lieu of any fractional share, without interest.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

Financial Statements of Modem Media, Inc. will be filed by amendment no later than December 30, 2004.

(b) Pro forma financial information.

To the extent that pro forma financial information is required by this item, it will be filed by amendment no later than December 30, 2004.

(c) Exhibits.

99.1    Press Release, dated October 15, 2004, issued by Digitas Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: October 18, 2004	By:	/s/ ERNEST W. CLOUTIER
Ernest W. Cloutier Title: Secretary and General Counsel